SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2006

NEW LIFE SCIENTIFIC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-32321	88-00440989
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 303-7341

(ISSUER TELEPHONE NUMBER)

NEVADA HOLDING GROUP INC.

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(FORMER NAME AND ADDRESS)

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 FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2006, we completed a financing agreement for $1,050,000 with private investors (the "Investors"). Under the terms of the agreement, of such amount, $350,000 was funded on the Closing Date, $450,000 shall be funded on the date the registration statement is filed, pursuant to the Registration Rights Agreement (as defined below), with the United States Securities and Exchange Commission ("SEC"), and $250,000 shall be funded on the date the Registration Statement is declared effective by the SEC. We issued to the Investors secured convertible notes totaling $1,050,000 with a 10% interest rate and a maturity date of May 5, 2009. The notes are convertible into our shares of common stock at the conversion price which shall be equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The Convertible Debentures are secured by a lien on all of the Company's assets and by all of the assets of the Company's subsidiaries pursuant to the Security Agreements entered into with the Investors.

Pursuant to the funding transaction, we also granted the Investors the right to purchase an aggregate of Nineteen Million (19,000,000) shares of the Company’s Common Stock as follows: (A) a warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.17 per share, (B) a warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.19 per share, (C) a warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.20 per share, (D) a warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.25 per share, (E) a warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.30 per share, and (D) a warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.35 per share. The shares issuable upon exercise of the warrants are to be included in the registration statement.

Pursuant to the terms of a Registration Rights Agreement, we are required to register the shares underlying the Convertible Debentures, as well as the shares to be issued pursuant to the Warrant within 45 days from the Closing Date and are required to have the registration statement declared effective within 150 days from the Closing Date. In the event that the registration statement is not filed or declared effective within these time limits, we may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not Required.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LIFE SCIENTIFIC, INC.

By:	/s/ Henry Val
Henry Val
Chief Executive Officer

Dated: May 9, 2006